                                                                      EXHIBIT 21
                                                                     PAGE 1 OF 3

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

 1)  Beachfront Properties, Inc.
 2)  CBM One Corporation
 3)  CBM One Holdings, Inc
 4)  CBM Funding Corporation
 5)  CBM Two Corporation
 6)  CRF Lodging I, Inc.
 7)  Courtyard II Associates Management Corporation
 8)  Courtyard II Finance Company
 9)  Deerfield Capital Trust
 10) FGI Financing I Corporation
 11) Farrell's Ice Cream Parlour Restaurants, Inc.
 12) Forum A/H, Inc.
 13) Forum Alpha Inv., Inc.
 14) Forum Delaware, Inc.
 15) Forum Group, Inc.
 16) Forum of Kentucky, Inc.
 17) Forum Ohio Healthcare, Inc.
 18) Forum Pueblo Norte, Inc.
 19) Forum Retirement, Inc.
 20) G.L. Insurance Corporation
 21) HMC AP Canada, Inc.
 22) HMC Airport, Inc.
 23) HMC BN Corporation
 24) HMC Boyton Beach, Inc.
 25) HMC California Leasing Corporation
 26) HMC Capital Corporation
 27) HMC Capital Resources Corporation
 28) HMC Capital Resources Holdings Corporation
 29) HMC Charlotte (Calgary), Inc.
 30) HMC Development Corporation
 31) HMC East Side Financial Corporation
 32) HMC East Side, Inc.
 33) HMC Gateway, Inc.
 34) HMC Hartford, Inc.
 35) HMC Leisure Park Corporation
 36) HMC Manhattan Beach, Inc.
 37) HMC Mexpark, Inc.
 38) HMC Partnership Holdings, Inc.
 39) HMC Polanco, Inc.
 40) HMC Retirement Properties, Inc.
 41) HMC SFO, Inc.
 42) HMC Senior Communities, Inc.
 43) HMC Toronto Air, Inc.
 44) HMC Toronto Eaton Centre, Inc.

                                                                      EXHIBIT 21
                                                                     PAGE 2 OF 3

                           HOST MARRIOTT CORPORATION

                            SUBSIDIARIES (CONTINUED)

 45) HMC Ventures, Inc.
 46) HMC Waterford, Inc.
 47) HMC Westport Corporation
 48) HMH FFI Notes, Inc.
 49) HMH General Partner Holdings, Inc.
 50) HMH HPT Courtyard, Inc.
 51) HMH HPT Residence Inn, Inc.
 52) HMH Marina, Inc.
 53) HMH Norfolk, Inc.
 54) HMH Pentagon Corporation
 55) HMH Properties, Inc.
 56) HMH Realty Company, Inc.
 57) HMH Restaurants, Inc.
 58) HMH Rivers, Inc.
 59) HMH WTC, Inc.
 60) Hanover Hotel Acquisition Corporation
 61) Host Airport Hotels, Inc.
 62) Host LaJolla, Inc.
 63) Host Marriott BCH Hotel Corporation
 64) Host Marriott Financial Trust
 65) Host Marriott Hospitality, Inc.
 66) Hot Shoppes, Inc.
 67) Hotel Properties Management, Inc.
 68) LTJ Senior Communities Corporation
 69) MHP Acquisition Corporation
 70) MHP II Acquisition Corporation
 71) MOHS Corporation
 72) Marriott Argentine Airline Center
 73) Marriott Barbados, Limited
 74) Marriott Barbados Branch
 75) Marriott Condominium Development Corporation
 76) Marriott Desert Springs Corporation
 77) Marriott FIBM One Corporation
 78) Marriott Family Restaurants, Inc. of Illinois
 79) Marriott Family Restaurants, Inc. of Vermont
 80) Marriott Family Restaurants, Inc. of Wisconsin
 81) Marriott Financial Services, Inc.
 82) Marriott Hanover Hotel Corporation
 83) Marriott Lifecare Retirement Company
 84) Marriott MDAH One Corporation
 85) Marriott MHP Two Corporation
 86) Marriott Marquis Corporation
 87) Marriott PLP Corporation
 88) Marriott Park Ridge Corporation

                                                                      EXHIBIT 21
                                                                     PAGE 3 OF 3

                           HOST MARRIOTT CORPORATION

                            SUBSIDIARIES (CONTINUED)

 89)  Marriott Properties, Inc.
 90)  Marriott RIBM II Corporation
 91)  Marriott RIBM Two Corporation
 92)  Marriott Realty Sales, Inc.
 93)  Marriott SBM One Corporation
 94)  Marriott SBM Two Corporation
 95)  Marriott's Bickford Family Fare, Inc.
 96)  Montana Food and Beverage Services, Inc.
 97)  PM Financial Corporation
 98)  Panther General Partner, Inc.
 99)  Philadelphia Airport Hotel Corporation
 100) Philadelphia Market Street Hotel Corporation
 101) RIBM One Corporation
 102) S.D. Hotels, Inc.
 103) Saga Property Leasing Corporation
 104) Saga Restaurants, Inc.
 105) Sparky's Virgin Island, Inc.
 106) T.E.C. Hotels, Limited
 107) T.E.C. Operations, Limited
 108) Tecon Hotel Corporation
 109) Willmar Distributors, Inc.